Exhibit 23.2










                         Consent of Independent Auditors


The Board of Directors
National Bankshares, Inc.:


We consent to incorporation by reference in Registration Statement No. 333-79979 on Form S-8 of National Bankshares, Inc. of our report dated February 11, 2000, relating to the consolidated statements of income, changes in stockholders' equity, and cash flows of National Bankshares, Inc. and subsidiaries for the year ended December 31, 1999, which report is included in the December 31, 2001 Annual Report on Form 10-K of National Bankshares, Inc.


                                  /s/ KPMG LLP


Roanoke, Virginia
March 29, 2002